Exhibit 21.1

Subsidiaries*

Name of Subsidiary	Jurisdiction of Formation

101132119 Saskatchewan Ltd.	Canada
AAA Galvanizing – Chelsea, LLC	Delaware
AAA Galvanizing – Dixon, Inc.	Delaware
AAA Galvanizing – Hamilton, LLC	Delaware
AAA Galvanizing – Joliet, Inc.	Delaware
AAA Galvanizing – Peoria, Inc.	Delaware
AAA Galvanizing – Winsted, Inc.	Delaware
Arbor-Crowley, LLC	Delaware
Arizona Galvanizing, Inc.	Arizona
ArkGalv, LLC	Arkansas
Atkinson Holding Company LLC	Delaware
Atlantic Research, LLC	Delaware
Automatic Processing Incorporated	Mississippi
Aztec Industries, Inc.	Mississippi
Aztec Manufacturing – Waskom LLC	Texas
Aztec Manufacturing LLC	Texas
AZZ Acquisition Sub, LLC	Delaware
AZZ Canada Limited	Canada
AZZ Financial, LLC	Delaware
AZZ Galvanizing - Bristol LLC	Delaware
AZZ Galvanizing – Chattanooga LLC	Tennessee
AZZ Galvanizing – Kennedale, LLC	Delaware
AZZ Galvanizing – Louisiana LLC	Delaware
AZZ Galvanizing – Morgan City, LLC	Delaware
AZZ Galvanizing – Nashville	Delaware
AZZ Galvanizing – Nebraska, LLC	Delaware
AZZ Galvanizing – Reno, LLC	Delaware
AZZ Galvanizing – Rockford LLC	Delaware
AZZ Galvanizing – San Antonio, LLC	Delaware
AZZ Galvanizing – South Carolina LLC	Delaware
AZZ Galvanizing and Plating – Milwaukee LLC	Delaware
AZZ Galvanizing Calgary Ltd.	Canada
AZZ Galvanizing Canada Limited	Canada
AZZ Galvanizing Co. Ltd.	Canada
AZZ Galvanizing Edmonton Ltd.	Canada
AZZ Galvanizing Saskatoon Ltd.	Canada

AZZ Group LLC	Delaware
AZZ Holdings LLC	Delaware
AZZ Surface Technologies LLC	Delaware
AZZ Surface Technologies – Crowley LLC	Delaware
AZZ Surface Technologies – Gainesville LLC	Delaware
AZZ Surface Technologies – Garland South LLC	Delaware
AZZ Surface Technologies – Rowlett LLC	Delaware
AZZ Surface Technologies – Tampa LLC	Tampa
AZZ Surface Technologies – Terrell LLC	Delaware
Casco Investors LLC	Delaware
Gulf Coast Galvanizing, LLC	Alabama
International Galvanizers LLC	Texas
Midwest Metal Coatings, LLC	Delaware
NAGALV-Ohio, Inc.	Delaware
NAGALV-WV, Inc.	Delaware
North American Galvanizing & Coatings, Inc.	Delaware
North American Galvanizing Company, LLC	Delaware
Precoat Can Machinery, Inc.	Ohio
Precoat Elk Ridge Holdings Corporation	Delaware
Precoat Holdings I LLC	Delaware
Precoat Holdings II LLC	Delaware
Precoat LLC	Delaware
Precoat Metal Coatings LLC	Delaware
Precoat Metal Acquisition, LLC	Delaware
Precoat Metals Corp.	Indiana
Precoat Metals Holdings, LLC	Delaware
Precoat Metals Washington LLC	Delaware
Precoat Mezzanine LLC	Delaware
Rogers Galvanizing Company – Kansas City	Oklahoma
Sabine Towing & Transportation, LLC	Delaware
The Valley Line, LLC	Delaware
Witt Galvanizing – Cincinnati, LLC	Delaware
Witt Galvanizing – Muncie, LLC	Delaware
Witt Galvanizing – Plymouth, LLC	Delaware
Zalk Steel & Supply Co.	Delaware